EXHIBIT 8(h)(ii)
MARCH 22, 2000 AMENDMENT TO
PARTICIPATION AGREEMENT
AMONG
OCC ACCUMULATION TRUST, OCC DISTRIBUTORS, and
IL ANNUITY AND INSURANCE COMPANY
     This is an amendment to the September 5, 1995 Participation Agreement (“Agreement”) among OCC Accumulation Trust, OCC Distributors, and IL Annuity and Insurance Company.
     Schedule 2 to the Agreement is hereby amended to add the following Portfolios of OCC Accumulation Trust:
!	Equity Portfolio

!	Blended Equity Portfolio

!	Large Cap Growth Portfolio

!	Small Cap Growth Portfolio

!	Target Portfolio

!	Mid Cap Portfolio
!	Small Cap Portfolio

!	Innovation Portfolio

!	Global Equity Portfolio

!	Managed Portfolio

!	Balanced Portfolio

!	U.S. Government Income Portfolio
     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the Agreement as of March 22, 2000.

OCC ACCUMULATION TRUST
By:	/s/ Elliot M. Weigg
	Name:	Elliot M. Weiss
	Title:	Secretary

OCC DISTRIBUTORS
By:	/s/ Francis C. Poli
	Name:	Francis C. Poli
	Title:	Secretary

IL ANNUITY AND INSURANCE COMPANY
By:	/s/ Daniel J. LaBonte
	Name:	Daniel J. LaBonte
	Title:	Sales Officer

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